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Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective No. 28 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 12, 1997, relating to the financial statements and financial highlights of Alliance Growth Fund and our report dated September 17, 1997 relating to the financial statements and financial highlights of Alliance Strategic Balanced Fund, each a series of The Alliance Portfolios (the "Funds"), which appears in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus relating to Class A, Class B and Class C Shares of the Funds (the "Retail Prospectus") and the Prospectus relating to the Advisor Class shares of the Funds (the "Advisor Class Prospectus") which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Shareholder Services -- Statements and Reports," and "General Information -- Independent Accountants" in such Statement of Additional Information and to the references to us under the headings "Financial Highlights" in the Retail Prospectus and "Conversion Feature-Description of Class A Shares" in the Advisor Class Prospectus.


/s/ Price Waterhouse LLP


Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
January 23, 1998
















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